Exhibit 5

FRASER TREBILCOCK DAVIS & DUNLAP, P.C.
LAWYERS
3	1	124 WEST ALLEGAN STREET, SUITE 1000	Detroit Office
PETER L. DUNLAP	PETER D. HOUK		Telephone(313)237-7300
DOUGLAS J. AUSTIN	JONATHAN E. RAVEN	LANSING, MICHIGAN 48933	Facsimile:(313)961-1651
MICHAEL E. CAVANAUGH	THADDEUS E. MORGAN	TELEPHONE (517) 482-5800
JOHN J. LOOSE	ANNE BAGNO WIDLAK
DAVID E.S. MARVIN[4]	ANITA G. FOX[4]	FACSIMILE (517) 482-0887	Archie C. Fraser (1902-1998)
STEPHEN L. BURLINGAME	ELIZABETH H. LATCHANA		Everett R. Trebilcock (1918-2002)
DARRELL A. LINDMAN	TODD D. CHAMBERLAIN	WEBSITE WWW.FRASERLAWFIRM.COM	James R. Davis (1918-2005)
IRIS K. LINDER	RYAN M. WILSON 2
GARY C. ROGERS	KENNETH S. WILSON
MARK A. BUSH	ROBERT B. NELSON		Of Counsel
MICHAEL H. PERRY	BRIAN P. MORLEY[6]		Donald A. Hines
BRANDON W. ZUK	MARY M. MOYNE		Ronald R. Pentecost
DAVID D. WADDELL	JOHN D. MILLER[7]
MICHAEL C. LEVINE	TONI L. HARRIS[8]

THOMAS J. WATERS	RYAN K. KAUFFMAN		[1]Retired Circuit Judge
MARK R. FOX2, 4	KATHERINE A. WEED	Writer’s Direct Dial: (517)377-0890	[2]Also Licensed in Florida
[3]Also Licensed in Colorado
MICHAEL S. ASHTON	JENNIFER UTTER HESTON	Writer's E-mail: vpecora@fraserlawfirm.com
H. KIRBY ALBRIGHT	DOUGLAS L. MINKE		Also Licensed in District of Columbia
GRAHAM K. CRABTREE	NICOLE L. PROULX		[5]Also Certified Public Accountant
MICHAEL P. DONNELLY	VINCENT M. PECORA		[6]Also Licensed in North Carolina
5			[7]Also Licensed in Georgia
EDWARD J. CASTELLANI	G. ALAN WALLACE
NAN ELIZABETH CASEY	AZIZA N. YULDASHEVA		[8]Also Admitted by U.S. Patent and Trademark Office
December 22, 2006

December 22, 2006

Aurora Oil & Gas Corporation
4110 Copper Ridge Drive, Suite 100
Traverse City, Michigan 49684

Ladies and Gentlemen:

We have acted as counsel to Aurora Oil & Gas Corporation, a Utah corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the offering of up to 420,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”):

(a) 120,000 of which are issuable to directors who are not employees of the Company upon the exercise of options that have been granted by the Company under its Equity Compensation Plan for Non-Employee Directors (the “Equity Compensation Plan”); and

(b) 300,000 of which are issuable to employees of the Company (including officers and directors who are key employees) and to consultants and directors who are not employees of the Company upon the exercise of options that have been granted by the Company under the Aurora Energy Ltd. 1997 Stock Option Plan (the “1997 Plan” and together with the Equity Compensation Plan, the “Plans”), and such additional indeterminate number of shares of Common Stock as may be issued under the anti-dilution provisions of the Plans.

In connection with the foregoing, we have examined originals or copies, satisfactory to us, of (i) the Registration Statement, including the form of reoffer prospectus included therein; (ii) the Company’s Articles of Incorporation, as amended; (ii) the Company’s By-laws, as amended; (iii) the Plans; and (iv) resolutions of the Company's board of directors relating to the Plans. In addition, we have examined and relied upon such other matters of law and certificates of public officials as we have deemed relevant to the rendering of this opinion. We have not examined each option contract in respect of options granted under the Plans. We have, however, examined the forms of option contracts which the Company has advised us are the forms of option contracts used by it under the Plans. We have also been informed by the Company that each option contract between the Company and option holders under the Plans is substantially in the form of the applicable option contract we have examined. In all of our examinations, we have assumed the accuracy of all information furnished to us and the genuineness of all documents and the conformity to originals of all documents submitted to us as certified, conformed, facsimile or photostatic copies thereof, as well as the genuineness of all signatures on all such documents.

Aurora Oil & Gas Corporation
December 22, 2006

Our opinion is limited to the date hereof and we do not in any event undertake to advise you of any facts or circumstances occurring or coming to our attention subsequent to the date hereof.

Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock to be issued pursuant to the exercise of options granted or to be granted under the Plans, or issued or to be issued pursuant to stock awards granted or to be granted under the Plans, are, or will be, when issued pursuant to the provisions of the Plans, legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated pursuant to Section 7 of the Act or Item 509 of Regulation S-B promulgated under the Act.

This opinion is based on applicable laws of the State of Michigan, the State of Utah, and the United States of America.

Very truly yours,
FRASER TREBILCOCK DAVIS & DUNLAP, P.C.